EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

KNOW LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

 Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees To be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(a)	690,000	2.00	$1,380,000.00	0.0000927	$127.93
Fees To be Paid	Equity	Representative Warrants(3)(4)	Rule 457(g)	-	-	-		-
Fees To be Paid	Equity	Common Stock Underlying Representative Warrants(3)	Rule 457(a)	48,300	2.40	$115,920.00	0.0000927	$10.75
	Total Offering Amounts					$1,495,920		$138.68
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$138.68

(1)

Represents only the additional number of shares being registered and includes 103,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-266423).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(3)

We have agreed to issue to the representative of the several underwriters warrants to purchase the number of shares of common stock in the aggregate equal to five percent (7%) of the shares of common stock to be issued and sold in this offering. The warrants are exercisable for a price per share equal to 120% of the public offering price.

(4)	No fee required pursuant to Rule 457(g).

(5)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $7,497,600 on a Registration Statement on Form S-1 (File No. 333-266423), which was declared effective by the Securities and Exchange Commission on September 15, 2022. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,495,920 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.